Investor Presentation - November 2022

Investor Presentation – November 20221 Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investment Highlights

New Vintage Net Lease Portfolio with Strong External Growth Potential Creates a Compelling Investment Opportunity

- Newly Assembled Portfolio of Net Lease Properties
- Long Duration Leases with Solid Unit-Level Rent Coverage

14.0 Years of Weighted Average Lease Term (WALT)[1]

4.2x Unit-Level Rent Coverage[1]

- Concentrated on Service-Oriented and Experience-Based Tenants
- Fungible and Smaller-Scale Single-Tenant Properties

93% Service and Experiential Cash ABR[1]

$2.4mm Average Investment Per Property[1]

- Disciplined and Proven Investment Strategy
- Focus on Sale-Leasebacks with Middle-Market Companies

$228mm Average Quarterly Investment Activity[2]

87% Internally-Originated Sale-Leasebacks[3,4]

- Balance Sheet Positioned to Fund External Growth Opportunities
- Long-Term History of Maintaining Conservative Leverage Profile

4.4x Net Debt-to-Annualized Adjusted EBITDAre[1]

31% Gross Debt-to-Undepreciated Gross Assets[1]

- Senior Management Team with Considerable Net Lease Experience
- Demonstrated Record of Growing Public REITs to Significant Scale

40+ Years of Collective Net Lease Experience

$4.1B of Undepreciated Gross Assets[1]

1. As of September 30, 2022.
2. Average quarterly investment activity represents the trailing eight quarter average as of September 30, 2022.
3. Based on Cash ABR as of September 30, 2022.
4. Exclusive of Initial Portfolio.

2 Investor Presentation – November 2022 ESSENTIAL PROPERTIES

Investor Presentation – November 20223 Healthy Net Lease Portfolio1 • Stable Portfolio: 99.8% leased; average same-store cash rent growth of 1.7% over the last four quarters • Strong Coverage: Unit-level coverage of 4.2x with 99% of ABR required to report unit-level P&Ls • De-Minimis Near-Term Expirations: Only 4.2% of ABR expiring through 2026 • Fungible & Diversified: Average asset size is $2.4mm; Top 10 tenants represent 19.4% of ABR Well Positioned Balance Sheet • Low Leverage: Net Debt / Annualized Adjusted EBITDAre of 4.4x at 3Q’22-end • 100% Fixed Rate Debt1: All floating rate debt has been swapped to fixed • Well-Laddered Low-Cost Debt1: Weighted average debt maturity is 5.5 years, and weighted average interest rate is 3.3% at 3Q’22-end • Excellent Liquidity1: ~$900mm of liquidity at 3Q’22-end Consistent & Disciplined External Growth • Closed Investments: $90mm of investments closed quarter-to-date2 at 7.3% cash yield • Investment Pipeline: ~$185mm of investments under PSA or signed LOI at a 7.6% wgt. avg. cash yield • Accretive Capital Recycling: Sold five properties quarter-to-date2 for $16mm at a 5.5% cash yield 1. Pro forma adjustments were made to our September 30, 2022 balance sheet to reflect the subsequent $150mm draw on our unsecured term loan due January 2028, which was fully swapped to fixed. 2. As of November 10, 2022; excludes the impact of transaction costs. Executive Summary With a Healthy Portfolio and Well Positioned Balance Sheet, We Continue to Execute Our External Growth Strategy

Investor Presentation – November 20224 Service-Oriented & Experience-Based Industries Sale-Leaseback Transactions with Middle-Market Tenants Small-Scale Net Leased Properties ✓ E-commerce resistant ✓ Profit centers essential to tenant’s operations ✓ Customers must visit to receive service/experience ✓ Longer lease term ✓ Unit-level financial reporting ✓ Include contractual rent increases ✓ Increases diversification ✓ Deeper pool of potential buyers ✓ Greater alternative uses Small-scale net leased properties are easier to divest and re-let in comparison to larger properties Service-oriented and experience-based businesses are performing well in the current economic environment and increasing store counts Targeted Investment Strategy Based on Decades of Experience Management’s Investment Discipline Has Been Refined Over Multiple Decades of Managing Assets Through Various Credit Cycles Access to growth capital for middle- market businesses is limited and results in attractive risk- adjusted returns

Investor Presentation – November 20225 Seek to be the Capital Provider of Choice Maintain Direct Relationships with Our Tenants and Actively Seek to Leverage Our Relationships to Identify New Investment Opportunities Relationship-Based Sourcing 1. Percentage of portfolio cash ABR as of September 30, 2022 that was acquired from parties who previously engaged in one or more transaction with a senior management team member. Exclusive of Initial Portfolio. 2. Percentage of portfolio cash ABR as of September 30, 2022 that was attributable to internally originated sale-leaseback transactions. Exclusive of Initial Portfolio. Repeat Business Through Existing Senior Management Relationships1 85.4% Internally Originated Sale- Leaseback Transactions2 86.8% Tenant Relationships 39.8% Underwriting Methodology Industry View • Determine the relevant competitive factors and long-term viability of the industry, avoiding industries subject to long-term functional obsolescence Credit of the Tenant • Perform detailed credit reviews of the financial condition of all proposed tenants to determine their financial strength and flexibility Unit-Level Profitability • Evaluate the profitability of the business operated at our real estate locations through rent coverage ratios and historical financials Real Estate Valuation • Identify whether the underlying real estate is commercially desirable and suitable for use by different tenants

Investor Presentation – November 20226 New Vintage Portfolio is Focused on Targeted Industries Our Portfolio is the Result of a Disciplined Adherence to Investing in Properties Leased to Service-Oriented and Experience-Based Businesses with Unit-Level Reporting Investment Properties (#)1 1,572 Square Footage (mm) 14.8 Tenants (#) 329 Industries (#) 16 States (#) 48 Weighted Average Remaining Lease Term (Years) 14.0 Master Leases (% of Cash ABR) 64.2% Sale-Leaseback (% of Cash ABR)2,3 86.8% Unit-Level Rent Coverage 4.2x Unit-Level Financial Reporting (% of Cash ABR) 98.5% Leased (%) 99.8% Top 10 Tenants (% of Cash ABR) 19.4% Average Investment Per Property ($mm) $2.4 1. Includes 146 properties that secure mortgage loans receivable. 2. Exclusive of Initial Portfolio. 3. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions. Portfolio Highlights September 30, 2022 Tenant Industry Diversification • E-Commerce Resistant: 93% of cash ABR comes from service-oriented and experience-based tenants • Focus on 16 Industries: Results in greater sector expertise and more efficient asset management • Long WALT Limits Near-Term Cash Flow Erosion: 4.2% of our ABR expires through 2026 • Highly Transparent with No Legacy Issues: 98.5% unit-level reporting; investment program started in June 2016 Early Childhood Education 13.5% Quick Service Restaurants 12.6% Medical / Dental 11.4% Car Washes 11.0% Auto Service 8.5% Casual Dining 6.4% C-Stores 5.5% Equipment Rental and Sales 4.9% Other Services 2.0% Pet Care Services 1.8% Family Dining 1.7% Entertainment 7.8% Health and Fitness 4.3% Movie Theatres 1.6% Grocery 3.5% Home Furnishings 0.7% Building Materials 1.4% Other Industrial 1.3% Service 79.4%

Top 10 Tenant Concentration

Our Top 10 Tenants Operate 204 Properties and Represent 19.4% of Cash ABR

Top 10 Tenants

Top 10 Tenants[1]	Properties[2]	% of Cash ABR
Equipment Share	34	3.7%
Chicken N Pickle	6	2.0%
Captain D's	75	1.9%
Cadence Education	23	1.8%
Whitewater Express	16	1.8%
festival foods	5	1.7%
The Track	9	1.7%
Mammoth Holdings	17	1.6%
Mister	13	1.6%
Spare Time Entertainment	6	1.6%
Top 10 Tenants	204	19.4%
Total	1,572	100.0%

Diversification by Industry

Tenant Industry	Type of Business	Cash ABR ($'000s)	% of Cash ABR	# of Properties[2]	Building SqFt	Rent Per SqFt[3]
Early Childhood Education	Service	$ 37,507	13.5%	169	1,774,859	$ 21.00
Quick Service	Service	34,956	12.6%	402	1,107,012	31.55
Medical / Dental	Service	31,744	11.4%	186	1,344,356	23.61
Car Washes	Service	30,606	11.0%	105	562,678	54.39
Automotive Service	Service	23,481	8.5%	179	1,115,089	20.84
Casual Dining	Service	17,809	6.4%	97	607,702	28.41
Convenience Stores	Service	15,348	5.5%	136	518,011	30.01
Equipment Rental and Sales	Service	13,498	4.9%	51	929,605	13.82
Other Services	Service	5,589	2.0%	25	291,352	19.18
Pet Care Services	Service	4,990	1.8%	46	371,069	14.40
Family Dining	Service	4,717	1.7%	32	179,942	26.21
Service Subtotal		$ 220,245	79.4%	1,428	8,801,673	$ 24.95
Entertainment	Experience	21,604	7.8%	39	1,103,950	20.51
Health and Fitness	Experience	11,894	4.3%	30	1,112,394	9.92
Movie Theatres	Experience	4,301	1.6%	6	293,206	14.67
Experience Subtotal		$ 37,799	13.6%	75	2,509,550	$ 15.05
Grocery	Retail	9,725	3.5%	28	1,341,200	7.25
Home Furnishings	Retail	2,048	0.7%	4	217,339	9.42
Retail Subtotal		$ 11,774	4.2%	32	1,558,539	$ 7.55
Building Materials	Industrial	3,855	1.4%	23	1,257,017	3.07
Other Industrial	Industrial	3,604	1.3%	11	686,724	5.25
Industrial Subtotal		$ 7,459	2.7%	34	1,943,741	$ 3.84
Total		$ 277,277	100.0%	1,569	14,813,503	$ 18.66

1. Represents tenant, guarantor or parent company.
2. Property count includes 146 properties that secure mortgage loans receivable and excludes three vacant properties.
3. Calculation excludes properties with no annualized base rent and properties under construction.

7

Investor Presentation – November 2022

ESSENTIAL PROPERTIES

Investor Presentation – November 20228 Disciplined Underwriting Leading to Healthy Portfolio Metrics 98.5% of Unit-Level Reporting Provides (Near) Real-Time Tenant Visibility Tenant Financial Reporting Requirements % of Cash ABR by Unit-Level Coverage Tranche1 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% 2 0 2 2 2 0 2 3 2 0 2 4 2 0 2 5 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 T h e re a ft e r % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR 33.6% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% C C C + B - B B + B B - B B B B + B B B - B B B B B B + A - A A + A A - % o f C a s h A B R < 1.00x 1.00 to 1.49x 1.50 to 1.99x ≥ 2.00x NR Unit-Level Coverage by Lease ExpirationUnit-Level Coverage by Tenant Credit2 Note: ‘NR’ means not reported. 1. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. 2. The chart illustrates the portions of annualized base rent as of September 30, 2022 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Reporting Requirements % of Cash ABR Unit-Level Financial Information 98.5% Corporate-Level Financial Reporting 98.8% Both Unit-Level and Corporate-Level Financial Information 97.9% No Financial Information 1.0% Rent Coverage Ratio (x) Rent Coverage Ratio (x) ≥ 2.00x 73.7%Not Reported 1.4% 1.50x to 1.99x 13.7% 1.00x to 1.49x 7.5% < 1.00x 3.7%

Investor Presentation – November 20229 $244,078 $197,816 $223,186 $230,755 $322,203 $237,795 $175,738 $195,454 $0 $40,000 $80,000 $120,000 $160,000 $200,000 $240,000 $280,000 $320,000 $360,000 In v e s tm e n t A c ti v it y ( $ 0 0 0 s ) Established and Proven Investment Infrastructure Scalable Platform Allows for Consistent Sourcing of Investment Activity at Attractive Yields without Sacrificing Underwriting Standards and Investment Focus Investments1 4Q’20 1Q’21 2Q'21 3Q'21 4Q'21 1Q’22 2Q’22 3Q’22 Number of Transactions 33 22 34 31 55 23 23 27 Property Count 108 74 94 85 96 105 39 40 Average Investment per Unit (in 000s) $2,218 $2,650 $2,354 $2,676 $3,230 $2,187 $3,870 $3,750 Cash Cap Rates2 7.1% 7.0% 7.1% 7.0% 6.9% 7.0% 7.0% 7.1% GAAP Cap Rates3 7.7% 7.9% 7.8% 7.9% 7.8% 7.8% 8.0% 8.2% Weighted Average Lease Escalation 1.4% 1.8% 1.4% 1.6% 1.6% 1.4% 1.5% 1.6% Master Lease %4,5 89% 79% 83% 80% 59% 83% 86% 68% Sale-Leaseback %4,6 88% 85% 88% 84% 96% 100% 100% 89% Existing Relationship %4 89% 81% 97% 81% 89% 83% 79% 94% % of Financial Reporting4 100% 100% 100% 100% 98% 100% 100% 100% Rent Coverage Ratio 3.6x 3.0x 2.7x 2.8x 3.0x 3.3x 2.7x 4.4x Lease Term Years 16.3 16.1 13.5 16.4 16.3 15.0 17.2 16.5 1. Includes investments in mortgage loans receivable. 2. Cash ABR for the first full month after the investment divided by the gross investment in the property plus transaction costs. 3. GAAP rent and interest income for the first twelve months after the investment divided by the gross investment in the property plus transaction costs. 4. As a percentage of cash ABR for the quarter. 5. Includes investments in mortgage loan receivables collateralized by more than one property. 6. Includes investments in mortgage loans receivable made in support of sale-leaseback transactions.

Investor Presentation – November 202210 $39,042 $25,197 $19,578 $10,089 $4,466 $18,443 $26,091 $35,513 $0 $10,000 $20,000 $30,000 $40,000 D is p o s it io n A c ti v it y ( $ 0 0 0 s )1 Active Asset Management Proactive Asset Management Mitigates Risk and Maximizes Risk-Adjusted Returns 1. Includes the impact of transaction costs. 2. Gains/(losses) based on our initial purchase price. 3. Cash ABR at time of sale divided by gross sale price (excluding transaction costs) for the property. 4. Property count excludes dispositions of undeveloped land parcels or dispositions where only a portion of the owned parcel is sold. 5. Excludes properties sold pursuant to an existing tenant purchase option. Dispositions 4Q’20 1Q’21 2Q'21 3Q'21 4Q'21 1Q’22 2Q’22 3Q’22 Realized Gain/(Loss)1,2 (10.2%) 4.5% (7.3%) 29.8%5 7.5% 0.4% 38.6% 11.1% Cash Cap Rate on Leased Assets3 7.4% 7.1% 7.1% 6.5%5 6.0% 7.1%5 6.2% 6.2%5 Leased Properties Sold4 21 15 6 11 2 6 8 12 Vacant Properties Sold4 2 1 1 -- -- -- -- -- Rent Coverage Ratio 2.3x 1.8x 1.8x 1.2x 0.0x 2.5x5 1.1x 1.2x

Investor Presentation – November 202211 1. Based on cash ABR as of September 30, 2022. 2. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1,2 Annually 79.1% 1.6% Every 2 years 1.4 1.5 Every 3 years 0.3 0.0 Every 4 years 0.3 1.0 Every 5 years 11.8 1.7 Other escalation frequencies 5.3 1.1 Flat 1.9 0.0 Total / Weighted Average 100.0% 1.6% Leasing Summary Contractual Rent Escalations Generate Dependable Internal Growth Contractual Fixed 95.0% CPI 3.1% Flat 1.9%

Investor Presentation – November 202212 $600 $200 $430 $400 $400 0 100 200 300 400 500 600 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 M a tu ri n g P ri n c ip a l B a la n c e ( $ m m ) Revolving Credit Facility Availability 2024 Unsecured Term Loan 2027 Unsecured Term Loan Public Unsecured Bonds 2028 Unsecured Term Loan Flexible Debt Structure No Debt Maturities Until 2024 Debt Maturity Schedule1 • Well-Laddered Debt Maturities1: Weighted average debt maturity is 5.5 years • Low-Cost Debt1: Weighted average interest rate is 3.3% 1. Pro forma adjustments were made to our September 30, 2022 balance sheet to reflect the subsequent $150mm draw on our unsecured term loan due January 2028, which was fully swapped to fixed.

Low Leverage and Ample Liquidity to Drive Robust AFFO/sh Growth

Strong Liquidity and Balance Sheet Capacity to Support External Growth

- **100% Unsecured Balance Sheet:** Asset base is 100% unencumbered with no secured debt
- **Flexible Debt Structure:** We have no debt maturities until April 2024
- **Low Leverage:** Net Debt / Annualized Adjusted EBITDAre was 4.4x at 3Q'22-end
- **Strong Liquidity[1]:** We had nearly $900mm of immediate liquidity at 3Q'22-end, which consisted of $294mm in cash and full availability on our $600mm unsecured revolving credit facility

Net Debt + Preferred / EBITDAre

(Net Debt plus Preferred-to-Annualized Adjusted EBITDAre[2])



2.5x
3.5x
4.4x
4.8x
4.9x
5.2x
5.2x
5.3x
5.4x
NETSTREIT
BROADSTONE
Getty Realty
FCPT
SPIRIT

2023E AFFO per Share Growth[3]



5.0%
4.6%
4.3%
3.2%
3.1%
2.7%
2.4%
2.3%
1.9%
1.1%
NETSTREIT
Getty Realty
STORE
FCPT
BROADSTONE
SPIRIT

Source: Public filings, Factset, and SNL.
Note: Market data as of November 11, 2022. Financial data as of September 30, 2022, unless otherwise noted.
1. Pro forma adjustments were made to our September 30, 2022 balance sheet to reflect the subsequent $150mm draw on our unsecured term loan due January 2028.
2. Companies may define annualized adjusted EBITDAre differently; accordingly, data for these companies and EPRT may not be comparable.
3. 2023E AFFO per share growth is calculated using FactSet mean AFFO per share estimates for 2022E and 2023E.

13 Investor Presentation – November 2022 ESSENTIAL PROPERTIES

Differentiated Net Lease Investment Opportunity

Portfolio Mix and Underlying Fundamentals are Favorable Relative to Peers

✓ Service-Oriented & Experience-Based Industries (% of ABR)

Total Number of Tenant Industries[1]

2 7 16 37 120 34 79 56 32 24



100%
100%
93%
71%
67%
46%
46%
39%
28%
13%
FCPT
Getty Realty
STORE
SPIRIT
BROADSTONE
NETSTREIT

✓ Less Reliance on Top 10 Tenancy with Smaller Scale Properties (% of ABR)

Average Investment Per Property ($mm)[2]

$6.6 $3.7 $2.4 $4.4 $3.9 $2.8 $3.9 $3.5 $1.8 $2.7



17%
18%
19%
22%
28%
33%
37%
54%
76%
76%
BROADSTONE
STORE
SPIRIT
NETSTREIT
Getty Realty
FCPT

✓ Strong Unit-Level Coverage[3] & Transparency

% Unit-Level Financial Reporting[4]

99% 99% 75% 14% 51% NR 91% NR NR NR



4.7x
4.2x
4.0x
3.1x
2.8x
2.8x
2.7x
NR
NR
NR
STORE
FCPT
BROADSTONE
SPIRIT
Getty Realty
NETSTREIT

✓ Limited Intermediate-Term Lease Maturities (% of Rent Expiring through 2026)

Weighted Average Lease Term (# of Years)

13.2 14.0 9.6 8.6 10.7 8.9 8.6 10.4 10.4 8.8



4%
4%
8%
8%
12%
14%
15%
16%
17%
21%
STORE
NETSTREIT
FCPT
BROADSTONE
Getty Realty
SPIRIT

Source: Public filings and press releases.

Note: Data based on most recent reported filings for period ending September 30, 2022, not adjusted for post year-end subsequent events. 'NR' means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable.

1. Designations entitled "other" are counted as one industry, even though the "other" segment could represent multiple industries.
2. Investment value includes land and improvements, building and improvements, lease incentives, CIP, intangible lease assets, loans and direct financing lease receivables and real estate investments held for sale, all at cost.
3. EPRT, GTY, O, SRC and STOR coverage based on four-wall.

14 Investor Presentation – November 2022 ESSENTIAL PROPERTIES

Investor Presentation – November 202215 5.0% 4.6% 4.3% 3.2% 3.1% 2.7% 2.4% 2.3% 1.9% 1.1% 21.4% 13.7% 10.8% 9.9% 8.9% 8.3% 8.1% 7.4% 5.4% 5.1% 17.6x 16.3x 16.0x 15.6x 15.2x 13.9x 13.8x 13.5x 12.2x 11.0x Source: Public filings, FactSet and SNL. Note: Market data as of November 11, 2022. 1. 2022E AFFO per share multiple calculated using current price per share and FactSet mean 2022E AFFO per share estimates. 2. 2022E AFFO per share growth is calculated using FactSet mean 2022E AFFO per share estimates and 2021A AFFO per share. 3. 2023E AFFO per share multiple calculated using current price per share and FactSet mean 2023E AFFO per share estimates. 4. 2023E AFFO per share growth is calculated using FactSet mean 2023E AFFO per share estimates and FactSet mean 2022E AFFO per share estimates. 18.1x 16.7x 16.4x 16.4x 15.8x 14.6x 14.0x 13.9x 12.5x 11.2x 2022E AFFO per Share Multiple1 2022E AFFO per Share Growth2 2023E AFFO per Share Multiple3 2023E AFFO per Share Growth4 Relative Valuation and Growth EPRT’s Projected AFFO/sh Growth is Compelling Relative to Net Lease Peers

Commitment to ESG

Investor Presentation – November 202217 Our Commitment Our Progress Our Goals • Reducing our Carbon Footprint Implementing sustainability upgrades at our properties to reduce our carbon footprint and specifically our Scope 3 emissions • Expanding our Relationship with our Tenants through Sustainability Implementing sustainability upgrades at our properties to positively impact our Tenant’s profitability and prospects for success • Dedicated Resource: Hired a Director of Sustainability to implement our ESG strategy. • Implemented Green Lease: In 4Q’21 we upgraded our standard lease form to a Green Lease which provides us with contractual rights to install sustainability improvements at our properties. • Sustainability Partnership: In 3Q’22 we partnered with Budderfly, a third- party Energy-Efficiency-as-a-Service provider, to present our tenants with opportunities for guaranteed operational savings and potential customer attraction through deployment of Sustainability Upgrades at our properties. • Sustainable Headquarters: Our headquarters building is certified under EPA’s Energy Star certification program (uses 35% less energy and generates 35% fewer greenhouse gas emissions). • Reporting Publish our Inaugural ESG Report in 1Q’23, aligned with SASB & TCFD • Measurement Estimate carbon footprint of our portfolio, including our Scope 3 emissions (We have no scope 1 and limited Scope 2) • Sustainability Upgrades Publish our Inaugural ESG Report in 1Q’23 77%1 Green Leases Investments YTD through 3Q’22 Measured by number of properties acquired Environmental Stewardship Commitment to Sustainability

Investor Presentation – November 202218 • Providing a dynamic work environment, rewarding work experience and career development for our team • Providing a positive work environment for everyone, valuing equal opportunity and fair employment practices • Strive to offer our employees attractive and equitable compensation and a healthy work/life balance • Provide our employees with outlets to pursue professional development and civic engagement Racial / Ethnic Diversity 37% Diverse 42% Female 70% Female 30% Diverse Total Company Non-Executive Management Workforce Diversity Gender Diversity Benefits + Development Employee Health, Safety & Wellbeing: • Health, dental and vision insurance costs covered at ~90% for employees • Minimum of twenty paid days off per year + 10 paid holidays Equity Ownership + 401K Match: • All employees are owners in EPRT: All our employees participate in the equity grant program annually • Investing in our employees: We match 100% of the first 6% of eligible deferred compensation in EPRT’s 401(k) plan Policies + Engagement: We have adopted workplace policies that apply to all our employees, vendors and service providers in order to create a culture that values high ethical standards, including: • Vendor Code of Conduct • Human Rights Policy • Whistleblower Protection Policy Our Commitment Social Responsibility Commitment to Diversity, Equality & Inclusion

Investor Presentation – November 202219 Avg. Tenure 3.5 yrs. 7 Independent 38% Female 13% Diverse Board Practices: • Independent Chairman of the Board • Annual elections for all directors • All committees are fully independent • Opted out of MUTA • Opted out of control share acquisition provisions of MGCL • Commitment to ESG oversight – reviewed quarterly Board Accountability: • Annual board and committee self-evaluations • Annual CEO performance review • Majority stockholder threshold to amend bylaws • No poison pill • Plurality voting standards for director elections Compensation / Stock Ownership: • Guidelines for minimum stock ownership • Executive compensation clawback policy • Anti-hedging/pledging policy • ESG performance metrics included in executive incentive compensation Shareholder Engagement: • Extensive investor engagement & stockholder outreach Independent Tenure Gender Diversity Racial/Ethnic Diversity 8 Total Directors 3 New Directors since 2020 3 Female Directors 1 Director Leading Governance Practices Diverse & Independent Board Recognized past 3 years as a Champion of Board Diversity by PricewaterhouseCoopers and the Forum of Executive Women Corporate Governance Commitment to Strong Corporate Governace

3Q’22 Financials

Financial Summary – 3Q'22

Consolidated Statements of Operations

(in thousands, except share and per share data)	Three Months Ended September 30, 2022 (unaudited)	Three Months Ended September 30, 2021 (unaudited)	Nine Months Ended September 30, 2022 (unaudited)	Nine Months Ended September 30, 2021 (unaudited)
Revenues:				
Rental revenue[1,2]	$ 66,525	$ 54,929	$ 199,726	$ 153,511
Interest on loans and direct financing lease receivables	3,719	4,574	11,490	11,558
Other revenue, net	419	98	1,014	150
Total revenues	70,663	59,601	212,230	165,219
Expenses:				
General and administrative	7,868	5,596	22,956	18,497
Property expenses[3]	830	1,358	2,668	3,946
Depreciation and amortization	22,054	17,355	64,441	50,185
Provision for impairment of real estate	349	—	10,541	6,120
Change in provision for loan losses	(30)	16	136	(112)
Total expenses	31,071	24,325	100,742	78,636
Other operating income:				
Gain on dispositions of real estate, net	6,329	1,343	18,082	8,841
Income from operations	45,921	36,619	129,570	95,424
Other (expense)/income:				
Loss on debt extinguishment[4]	—	—	(2,138)	(4,461)
Interest expense	(9,892)	(8,955)	(28,242)	(24,444)
Interest income	752	37	800	74
Income before income tax expense	36,781	27,701	99,990	66,593
Income tax expense	190	55	769	172
Net income	36,591	27,646	99,221	66,421
Net income attributable to non-controlling interests	(163)	(139)	(441)	(335)
Net income attributable to stockholders	$ 36,428	$ 27,507	$ 98,780	$ 66,086
Basic weighted-average shares outstanding	139,068,188	119,230,645	132,438,157	114,223,586
Basic net income per share	$ 0.26	$ 0.23	$ 0.74	$ 0.58
Diluted weighted-average shares outstanding	139,890,693	120,298,680	133,321,987	115,339,656
Diluted net income per share	$ 0.26	$ 0.23	$ 0.74	$ 0.57

1. Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $210, $233, $526 and $464 for the three and nine months ended September 30, 2022 and 2021, respectively.
2. Includes reimbursable income from the Company's tenants of $530, $399, $1,584 and $852 for the three and nine months ended September 30, 2022 and 2021, respectively.
3. Includes reimbursable expenses from the Company's tenants of $530, $399, $1,584, and $852 for the three and nine months ended September 30, 2022 and 2021, respectively.
4. During the nine months ended September 30, 2022, includes debt extinguishment costs associated with the Company's restructuring of its credit and term loan facilities and, during the three and nine months ended September 30, 2021, includes debt extinguishment costs associated with the full repayment of the Company's remaining secured debt.

21 Investor Presentation – November 2022 ESSENTIAL PROPERTIES

Investor Presentation – November 202222 Financial Summary – 3Q’22 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) 1. During the nine months ended September 30, 2022, includes debt extinguishment costs associated with the Company's restructuring of its credit and term loan facilities and, during the three and nine months ended September 30, 2021, includes debt extinguishment costs associated with the full repayment of the Company's remaining secured debt. 2. Calculations exclude $93, $61, $280 and $249 from the numerator for the three and nine months ended September 30, 2022 and 2021, respectively, related to dividends paid on unvested restricted share awards and restricted share units. Three months ended September 30, Nine months ended September 30, (unaudited, in thousands except per share amounts) 2022 2021 2022 2021 Net income $ 36,591 $ 27,646 $ 99,221 $ 66,421 Depreciation and amortization of real estate 22,028 17,329 64,363 50,108 Provision for impairment of real estate 349 — 10,541 6,120 Gain on dispositions of real estate, net (6,329) (1,343) (18,082) (8,841) Funds from Operations 52,639 43,632 156,043 113,808 Other non-recurring expenses1 250 — 2,388 4,461 Core Funds from Operations 52,889 43,632 158,431 118,269 Adjustments: Straight-line rental revenue, net (3,810) (5,086) (16,610) (13,950) Non-cash interest expense 645 488 1,995 1,407 Non-cash compensation expense 2,233 1,103 7,257 4,554 Other amortization expense 1,775 68 2,177 2,487 Other non-cash charges (34) 15 126 (118) Capitalized interest expense (236) (19) (363) (55) Adjusted Funds from Operations $ 53,462 $ 40,201 $ 153,013 $ 112,594 Net income per share2: Basic $ 0.26 $ 0.23 $ 0.74 $ 0.58 Diluted $ 0.26 $ 0.23 $ 0.74 $ 0.57 FFO per share2: Basic $ 0.38 $ 0.36 $ 1.17 $ 0.99 Diluted $ 0.38 $ 0.36 $ 1.17 $ 0.98 Core FFO per share2: Basic $ 0.38 $ 0.36 $ 1.19 $ 1.03 Diluted $ 0.38 $ 0.36 $ 1.19 $ 1.02 AFFO per share2: Basic $ 0.38 $ 0.33 $ 1.15 $ 0.98 Diluted $ 0.38 $ 0.33 $ 1.15 $ 0.97

Investor Presentation – November 202223 Financial Summary – 3Q’22 Consolidated Balance Sheets (in thousands, except share and per share amounts) September 30, 2022 December 31, 2021 ASSETS (unaudited) (audited) Investments: Real estate investments, at cost: Land and improvements $ 1,163,660 $ 1,004,154 Building and improvements 2,305,254 2,035,919 Lease incentive 12,496 13,950 Construction in progress 29,973 8,858 Intangible lease assets 89,393 87,959 Total real estate investments, at cost 3,600,776 3,150,840 Less: accumulated depreciation and amortization (259,092) (200,152) Total real estate investments, net 3,341,684 2,950,688 Loans and direct financing lease receivables, net 204,742 189,287 Real estate investments held for sale, net 11,907 15,434 Net investments 3,558,333 3,155,409 Cash and cash equivalents 136,303 59,758 Restricted cash 7,925 — Straight-line rent receivable, net 74,583 57,990 Derivative assets 50,670 — Rent receivables, prepaid expenses and other assets, net 25,731 25,638 Total assets $ 3,853,545 $ 3,298,795 LIABILITIES AND EQUITY Unsecured term loans, net of deferred financing costs 875,239 626,983 Senior unsecured notes, net 395,145 — Revolving credit facility — 144,000 Intangible lease liabilities, net 11,909 12,693 Dividend payable 38,682 32,610 Derivative liabilities 13 11,838 Accrued liabilities and other payables 28,855 32,145 Total liabilities 1,349,843 1,254,992 Commitments and contingencies — — Stockholders' equity: Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of 9/30/22 and 12/31/21 — — Common stock, $0.01 par value; 500,000,000 authorized; 142,377,215 and 124,649,053 issued and outstanding as of 9/30/22 and 12/31/21, respectively 1,424 1,246 Additional paid-in capital 2,561,124 2,151,088 Distributions in excess of cumulative earnings (113,275) (100,982) Accumulated other comprehensive loss 46,870 (14,786) Total stockholders' equity 2,496,143 2,036,566 Non-controlling interests 7,559 7,237 Total equity 2,503,702 2,043,803 Total liabilities and equity $ 3,853,545 $ 3,298,795

Investor Presentation – November 202224 Financial Summary – 3Q’22 GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 1. These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all re-leasing activity, investments in and dispositions of real estate made during the three months ended September 30, 2022 had occurred on July 1, 2022. 2. Adjustment is made to exclude non-core expenses added back to compute Core FFO, our provision for loan losses and to eliminate the impact of seasonal fluctuation in certain non-cash compensation expense recorded in the period. 3. Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination or loan prepayment fees, if any. Three Months Ended (unaudited, in thousands) September 30, 2022 Net income $ 36,591 Depreciation and amortization 22,054 Interest expense 9,892 Interest income (752) Income tax expense 190 EBITDA 67,975 Provision for impairment of real estate 349 Gain on dispositions of real estate, net (6,329) EBITDAre 61,995 Adjustment for current quarter re-leasing, acquisition and disposition activity1 2,844 Adjustment to exclude other non-core and non-recurring activity2 134 Adjustment to exclude termination/prepayment fees and certain percentage rent3 (429) Adjusted EBITDAre - Current Estimated Run Rate 64,544 General and administrative 7,618 Adjusted net operating income ("NOI") 72,162 Straight-line rental revenue, net1 (3,055) Other amortization expense 193 Adjusted Cash NOI $ 69,300 Annualized EBITDAre $ 247,980 Annualized Adjusted EBITDAre $ 258,176 Annualized Adjusted NOI $ 288,648 Annualized Adjusted Cash NOI $ 277,200

Financial Summary – 3Q'22

Market Capitalization, Debt Summary and Leverage Metrics

(dollars in thousands, except share and per share amounts)	September 30, 2022	Rate	Wtd. Avg. Maturity
Unsecured debt:			
April 2024 term loan[1]	$ 200,000	2.9%	1.5 years
February 2027 term loan[1]	430,000	2.4%	4.4 years
January 2028 term loan[1,2]	250,000	4.4%	5.3 years
Senior unsecured notes due July 2031	400,000	3.1%	8.8 years
Revolving credit facility[3]	—	—%	3.4 years
Total unsecured debt	$ 1,280,000	3.1%	5.5 years
Gross debt	$ 1,280,000		
Less: cash & cash equivalents	(136,303)		
Less: restricted cash available for future investment	(7,925)		
Net debt	$ 1,135,772		
Equity:			
Preferred stock	$ —		
Common stock & OP units (142,931,062 shares @ $19.45/share as of 9/30/22)[4]	2,780,009		
Total equity	$ 2,780,009		
Total enterprise value ("TEV")	$ 3,915,781		
Net Debt / TEV	29.0%		
Gross Debt / Undepreciated Gross Assets	31.1%		
Net Debt / Annualized Adjusted EBITDAre	4.4x		

1. Rates presented for our term loans are fixed at the stated rates after giving effect to our interest rate swaps, applicable margin of 85bps and SOFR premium of 10bps.
2. Our 2028 term loan provides for $400 million in available principal and we drew $250 million of this principal in July 2022. Subsequent to quarter end, we drew the remaining $150 million in October 2022 and entered into interest rate swaps to effectively fix the interest rate on this principal.
3. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $600 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $600 million. Borrowings bear interest at Term SOFR plus applicable margin of 77.5bps and SOFR premium of 10bps.
4. Common equity & units as of September 30, 2022, based on 142,377,215 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

25

Investor Presentation – November 2022

ESSENTIAL PROPERTIES

Investor Presentation – November 202226 Glossary Supplemental Reporting Measures FFO, Core FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”), core funds from operations (“Core FFO”) and adjusted funds from operations (“AFFO”), each of which is a non-GAAP financial measures. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions). We compute Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include items like certain transaction related gains, losses, income or expense or other non-core amounts as they occur. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain items that we believe are not indicative of our operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization and non-cash charges, capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We believe that AFFO is an additional useful supplemental measure for investors to consider to assess our operating performance without the distortions created by non-cash and certain other revenues and expenses. FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities, and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – November 202227 Glossary Supplemental Reporting Measures We also present our earnings before interest, taxes and depreciation and amortization for real estate (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA and EBITDAre We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance, exclusive of certain non-cash and other costs. We use EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, the should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs. Net Debt We calculate our net debt as our gross debt (defined as total debt plus net deferred financing costs on our secured borrowings) less cash and cash equivalents and restricted cash available for future investment. We believe excluding cash and cash equivalents and restricted cash available for future investment, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI We compute NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight- line rental revenue and other amortization and non-cash charges. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, our computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Investor Presentation – November 202228 Glossary Supplemental Reporting Measures Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We further adjust EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all re-leasing, investment and disposition activity that took place during the quarter had been made on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and iii) to eliminate the impact of lease termination or loan prepayment fees and contingent rental revenue from our tenants which is subject to sales thresholds specified in the lease. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates. Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on our mortgage loans receivable as of that date. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. Initial Portfolio Initial Portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.